EXHIBIT 24 – Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kenneth M. Clark and Darci Propst, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement has been signed by the following persons in the capacities indicated as of January 25, 2008.

/s/Kenneth M. Clark	/s/Michael L. Duffy
Kenneth M. Clark	Michael L. Duffy
President and Director	Vice President and Director

/s/Lennon Brandt	/s/Michael Kohlhaas
Lennon Brandt	Michael Kohlhaas
Director	Director

/s/Allen A. Kramer	/s/Jack W. Limbaugh, Jr.
Allen A. Kramer	Jack W. Limbaugh, Jr.
Director	Director

/s/Akshay Mahadevia	/s/Dale Mechler
Akshay Mahadevia	Dale Mechler
Director	Director

/s/Dan Muller	/s/Larry Sterk
Dan Muller	Larry Sterk
Director	Director

/s/Jim Meyer	/s/Dean Ulrich
Jim Meyer	Dean Ulrich
Director	Director